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                                                                     EXHIBIT 4.1


                                    1ST NET
                                  TECHNOLOGIES

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
         AUTHORIZED: 50,000,000 COMMON SHARES $.001 PAR VALUE PER SHARE

                                                        SEE REVERSE FOR
                                                      CERTAIN DEFINITIONS
                                                     --------------------
                                                        CUSIP 33581Q 10 0

THIS CERTIFIES THAT

IS THE OWNER OF

                                    SPECIMEN

     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK .001 PAR VALUE OF

                           1ST NET TECHNOLOGIES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:


/s/ [SIGNATURE ILLEGIBLE]        CORPORATE SEAL        /s/ [SIGNATURE ILLEGIBLE]
       SECRETARY           1ST NET TECHNOLOGIES INC.             PRESIDENT
                                    COLORADO



COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
370-17TH STREET, SUITE 2350, DENVER, COLORADO 80302


By:
   -------------------------------------------------
    Transfer Agent and Registrar Authorized Officer